EXHIBIT 99.1

            Courier Corporation Reports Double-Digit Gains

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--Jan. 18, 2006--

    Sales and Earnings Up in First Fiscal Quarter

    Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced results for the quarter ended December 24, 2005, the first quarter of its 2006 fiscal year. Continuing its pattern of higher sales to the education market, the company reported $57.7 million in revenues for the quarter, up 13% from last year's first-quarter sales of $51.3 million. Net income for the quarter was $4.5 million, an increase of 18% over prior-year results of $3.8 million. Net income per diluted share was $.36, up 16% from $.31 in fiscal 2005.
    First-quarter 2006 results include Moore Langen, an Indiana-based printer specializing in book covers and packaging, acquired by the company in October. Excluding Moore Langen, first-quarter sales were up 10%. Net income and income per share results also reflect Courier's adoption during the quarter of FAS 123R, a new accounting rule requiring the expensing of stock options. This accounting change reduced first-quarter net income by approximately $200,000 in fiscal 2006 and $300,000 in fiscal 2005.
    Both of the company's operating segments reported increased sales. Book manufacturing revenues were up 12% on higher textbook sales and the Moore Langen acquisition. Sales in Courier's specialty book publishing segment were up 6%, reflecting growth in domestic and international trade sales and the completion of technology and distribution upgrades begun last year.
    "Our new fiscal year is off to a very solid start," said Courier Chairman and Chief Executive Officer James F. Conway III. "We continued to benefit from our investments in four-color production, as textbook demand continued to grow in line with our expectations. The Moore Langen acquisition tripled our capacity in book cover production and should serve us well as textbook publishers increasingly seek innovative cover solutions. Sales in our publishing segment were also up as we turned the corner on last year's challenging infrastructure projects and began rolling out new initiatives in trade retailing.
    "It was a good quarter by other measures as well. We took delivery of our second ManRoland four-color press, which went into operation in December with an especially smooth startup. And in November, we raised the dividend on Courier stock by 20%, just six months after a 50% increase last spring."

    Strong quarter in book manufacturing

    Courier's book manufacturing segment had first-quarter sales of $48.2 million, up 12% from last year's first quarter. Pretax income for the segment rose 10% in the quarter to $6.2 million or $.32 per diluted share, versus $5.6 million or $.29 per diluted share in 2005. Gross profit in the segment rose 14% to $13.6 million, increasing as a percentage of sales to 28.1% from 27.8% in 2005, reflecting higher capacity utilization and a favorable sales mix, though these were partly offset by increases in utility and medical costs.
    The book manufacturing segment focuses on three publishing markets: education, religion, and specialty trade. Sales to the education market rose 14% in the quarter, with growth greatest in four-color elementary and high school textbooks. Sales to the religious market were down 3% from last year's first quarter, in keeping with expectations following a decision last year to discontinue certain low-priced religious trade work. Sales to the specialty trade market were up 12% from fiscal 2005, with a few large one-time orders contributing most of the increase.
    "Textbook publishers continued to drive much of our growth this quarter, but we also performed well for our other customers," said Mr. Conway. "Our first ManRoland press has been fully booked for some time so we were delighted with the on-time startup of our second one and have recently ordered a third for delivery in late 2006. Our integration of Moore Langen also proceeded smoothly, revealing capabilities that stand to benefit both Courier and its customers in the high-growth textbook market. We continued to operate in a challenging competitive environment, but held our own thanks to our continuing investments in new technology and proven ability to deliver the service our customers need."

    Specialty publishing sales up as new systems take hold

    Courier's specialty publishing segment includes two businesses:
Dover Publications, which publishes thousands of titles spanning a broad range of niche markets, and Research & Education Association
(REA), a publisher of test preparation books, CD-ROMs and study guides. First-quarter sales for the segment were $10.9 million, up 6% from $10.3 million in last year's first quarter. Pretax income was $1.1 million or $.06 per diluted share for the quarter, about equal to fiscal 2005. Gross profit was 44.7% of sales, down from 49.0% a year ago, reflecting costs incurred to complete major information technology and warehouse consolidation projects begun last year.
    "Last year's hard work in our publishing segment began to bear fruit in this quarter," said Mr. Conway. "Our new SAP information systems are up and running throughout Dover, and our warehouse consolidation is complete, giving us our strongest infrastructure and best service levels ever. At the same time, we closed some important deals with retailers that validate our revitalized approaches to marketing, merchandising and trade relationships. With both of our publishing businesses continuing to produce outstanding new editorial content and retailers positioned to reap increasing benefits, we look forward to more revenue and earnings growth throughout the segment."

    Outlook

    "One quarter into our new fiscal year, we remain confident about our prospects for the rest of the year," said Mr. Conway. "Competition is fierce in some markets, but we are well positioned to meet it and win. This spring we will be adding capabilities in book manufacturing that will qualify us for a larger share of textbook business in time for the coming school year. And we expect our publishing businesses to realize greater gains from our marketing, technology and distribution initiatives as the year progresses.
    "For fiscal 2006 overall, we are maintaining our earlier guidance which anticipates sales growth of 14% to 16% (which includes the benefit of a 53-week year in fiscal 2006), resulting in total sales of between $258 and $263 million--a record high for Courier. We also continue to expect full-year net income per diluted share to be between $1.94 and $2.04. This range would represent an increase of between 16% and 22% from fiscal 2005 earnings of $1.67 per diluted share, and would also set a new company record. As stated earlier, this guidance and prior-year comparison reflect our adoption of new stock option accounting rules under FAS 123R, which are expected to reduce fiscal 2006 earnings by approximately $.06 per diluted share and fiscal year 2005 earnings by $.10 per diluted share."

    About Courier Corporation

    Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.
    This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, changes in operating expenses, changes in technology, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, and general changes in economic conditions, including currency fluctuations and changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.



                          COURIER CORPORATION
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
           (Dollars in thousands, except per share amounts)

                                              FIRST QUARTER ENDED
                                         -----------------------------
                                         December 24,    December 25,
                                                 2005            2004
                                         -------------   -------------

  Net sales                                   $57,684         $51,269
  Cost of sales                                39,153          34,462
                                         -------------   -------------

    Gross profit                               18,531          16,807

  Selling and administrative expenses          11,680          10,773
  Interest income, net                           (148)            (27)
                                         -------------   -------------

      Income before taxes                       6,999           6,061

  Provision for income taxes                    2,512           2,259
                                         -------------   -------------

      Net income                               $4,487          $3,802
                                         =============   =============

  Net income per diluted share                  $0.36           $0.31
                                         =============   =============

  Cash dividends declared per share             $0.12          $0.067
                                         =============   =============

  Wtd. average diluted shares outstanding      12,551          12,418

  SEGMENT INFORMATION:

  Net sales:
  ---------------------------------------
  Book Manufacturing                          $48,234         $42,923
  Specialty Publishing                         10,921          10,270
  Intersegment sales                           (1,471)         (1,924)
                                         -------------   -------------
      Total                                   $57,684         $51,269

  Income before taxes:
  ---------------------------------------
  Book Manufacturing                           $6,163          $5,628
  Specialty Publishing                          1,085           1,072
  Stock based compensation                       (336)           (467)
  Intersegment profit                              87            (172)
                                         -------------   -------------
      Total                                    $6,999          $6,061

  Net income per diluted share:
  ---------------------------------------
  Book Manufacturing                            $0.32           $0.29
  Specialty Publishing                           0.06            0.06
  Stock based compensation                      (0.02)          (0.03)
  Intersegment profit                               -           (0.01)
                                         -------------   -------------
      Total                                     $0.36           $0.31


                          COURIER CORPORATION
           CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)
                                                  December September
                                                       24,       24,
ASSETS                                                2005      2005
----------------------------------------------------------- ---------
Current assets:
  Cash and cash equivalents                        $20,092   $34,038
  Accounts receivable                               33,231    34,207
  Inventories                                       25,268    25,451
  Deferred income taxes                              2,972     2,945
  Other current assets                                 760       962
                                                  --------- ---------
   Total current assets                             82,323    97,603

Property, plant and equipment, net                  71,176    59,115
Goodwill                                            38,706    33,255
Prepublication costs                                 5,454     5,399
Other assets                                         1,704     1,593
                                                  --------- ---------

   Total assets                                   $199,363  $196,965
                                                  ========= =========


LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------

Current liabilities:
  Current maturities of long-term debt                 $85       $85
  Accounts payable                                   8,664    10,534
  Accrued taxes                                      6,685     5,770
  Other current liabilities                         13,913    14,273
                                                  --------- ---------
   Total current liabilities                        29,347    30,662

Long-term debt                                         404       425
Deferred income taxes                                6,531     6,398
Other liabilities                                    3,150     3,020
                                                  --------- ---------

   Total liabilities                                39,432    40,505
                                                  --------- ---------


   Total stockholders' equity                      159,931   156,460
                                                  --------- ---------

   Total liabilities and stockholders' equity     $199,363  $196,965
                                                  ========= =========



                          COURIER CORPORATION
      CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
                        (Dollars in thousands)

                                                      For the Three
                                                        Months Ended
                                                     -----------------
                                                     December December
                                                        24,      25,
                                                        2005     2004
                                                     -------- --------

Operating Activities:
  Net income                                          $4,487   $3,802
  Adjustments to reconcile net income to
  cash provided from operating activities:
    Depreciation and amortization                      3,370    2,966
    Stock based compensation                             336      467
    Deferred income taxes                                159      (32)
    Changes in working capital                         1,307   (1,374)
    Tax benefits of stock option activity                  -      217
    Other, net                                            82       37
                                                     -------- --------

Cash provided from operating activities                9,741    6,083
                                                     -------- --------

Investment Activities:
   Capital expenditures                               (7,408)  (6,224)
   Business acquisition, net of cash                 (14,163)       -
   Prepublication costs                                 (777)    (680)
                                                     -------- --------

Cash used for investment activities                  (22,348)  (6,904)
                                                     -------- --------

Financing Activities:
   Repayments of debt, net                               (21)     (20)
   Cash dividends                                     (1,479)    (804)
   Proceeds from stock plans                             161      566
                                                     -------- --------

Cash used for financing activities                    (1,339)    (258)
                                                     -------- --------

Decrease in cash and cash equivalents                (13,946)  (1,079)

Cash and cash equivalents at the beginning of the
 period                                               34,038   23,965
                                                     -------- --------

Cash and cash equivalents at the end of the period   $20,092  $22,886
                                                     ======== ========

    CONTACT: Courier Corporation
             James F. Conway III, Chairman,
             President and Chief Executive Officer
             (978) 251-6000
                 or
             Courier Corporation
             Robert P. Story, Jr.
             Senior Vice President and
             Chief Financial Officer
             (978) 251-6000
                 or
             www.courier.com